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     As filed with the Securities and Exchange Commission on June 29, 2000
                                                      Registration No. 333-32146

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT TO THE
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BERKSHIRE HILLS BANCORP, INC.
                       (Name of Registrant in its Charter)

          DELAWARE                        6036                   04-03510455
(State or Other Jurisdiction of (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

            24 NORTH STREET                         24 NORTH STREET
    PITTSFIELD, MASSACHUSETTS 01201         PITTSFIELD, MASSACHUSETTS 01201
            (413) 443-5601                          (413) 443-5601
(Address and Telephone Number of        (Address of Principal Place of Business
 Principal Executive Offices)           or Intended Principal Place of Business)

                            JAMES A. CUNNINGHAM, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 BERKSHIRE BANK
                                 24 NORTH STREET
                         PITTSFIELD, MASSACHUSETTS 01201
                                 (413) 443-5601
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                          DOUGLAS P. FAUCETTE, ESQUIRE
                         LAWRENCE M.F. SPACCASI, ESQUIRE
                         MULDOON, MURPHY & FAUCETTE LLP
                           5101 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20016
                                 (202) 362-0840




         SALE TO THE PUBLIC CONCLUDED JUNE 27, 2000


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      This  Post-Effective   Amendment  No.  1  is  filed  for  the  purpose  of
deregistering 2,652,848 shares of the $.01 par value Common Stock (the "Common Stock") of Berkshire Hills Bancorp, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated May 12, 2000 (the "Prospectus"). The remaining 7,673,761 shares registered pursuant to this Registration Statement on Form S-1 have been issued and sold in accordance with the Prospectus in the Subscription Offering described therein.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.




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CONFORMED

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsfield, Commonwealth of Massachusetts, on June 28, 2000.

Berkshire Hills Bancorp, Inc.


By:   /s/ James A. Cunningham, Jr.
      ----------------------------------------------
      James A. Cunningham, Jr.
      President, Chief Executive
      Officer and Director


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                         Title                                Date
    ----                         -----                                ----

/s/ James A. Cunningham, Jr.     President, Chief Executive        June 28, 2000
------------------------------   Officer and Director
James A. Cunningham, Jr.         (principal executive officer)

/s/ Charles F. Plungis, Jr.      Senior Vice President,            June 28, 2000
------------------------------   Treasurer and Chief
Charles F. Plungis, Jr.          Financial Officer
                                 (principal accounting
                                 and financial officer)


 *                               Chairman of the Board
------------------------------
Robert A. Wells


 *                               Director
------------------------------
Thomas O. Andrews


 *                               Director
------------------------------
Thomas R. Dawson


 *                               Director
------------------------------
Henry D. Granger


 *                               Director
------------------------------
A. Allen Gray


 *                               Director
------------------------------
John Kittredge




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 *                               Director
------------------------------
Peter J. Lafayette


 *                               Director
------------------------------
Edward G. McCormick


 *                               Director
------------------------------
Catherine B. Miller


 *                               Director
------------------------------
Michael G. Miller


 *                               Director
------------------------------
Raymond B. Murray, III


 *                               Director
------------------------------
Louis J. Oggiani


 *                               Director
------------------------------
Robert S. Raser


 *                               Director
------------------------------
Corydon L. Thurston


 *                               Director
------------------------------
Ann H. Trabulsi


 *                               Director
------------------------------
William E. Williams


 *                               Director
------------------------------
Anne Everest Wojtkowski

*Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form S-1 for Berkshire Hills Bancorp, Inc. filed on March 10, 2000.

/s/ James A. Cunningham, Jr.     President, Chief Executive        June 28, 2000
------------------------------   Officer and Director
James A. Cunningham, Jr.